U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2013

SurePure, Inc.

(Exact name of Company as specified in its charter)

Nevada	000-54172	26-3550286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Lexington Avenue, 25th Floor New York, NY 10174 (Address of principal executive offices) Telephone: (917) 368-8480 Facsimile: (917) 368-8005 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 12, 2013, we and RD Active Limited agreed to extend the termination date under the Subscription Agreement, dated November 26, 2012 (the “Additional Subscription Agreement”), to May 31, 2013. To date, we have received subscriptions for a total of $940,500 under the Additional Subscription Agreement. An aggregate of 2,059,000 shares of our Common Stock remain available for purchase by RD Active Limited or other purchasers under the Subscription Agreement through the termination date, as extended. Under the terms of the Subscription Agreement, shares of our Common Stock are to be purchased in transactions that comply with Regulation S promulgated under the Securities Act of 1933, as amended, and on that basis are exempt from the registration requirements of the Securities Act.

The Company’s Current Report on Form 8-K, filed on December 13, 2012, contains a complete description of the Additional Subscription Agreement in Item 2.01 of that Current Report under the heading “Additional Subscription Agreement for Shares,” which description is incorporated herein by reference.

As of the date of the extension of the Additional Subscription Agreement, RD Active was the beneficial owner of 310,000 shares of our Common Stock. After we process additional subscription amounts received since April 1, 2013, we anticipate that RD Active will be the beneficial owner of 607,500 shares of our Common Stock.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUREPURE US, INC. (Registrant)

Date: April 18, 2013	/s/ Stephen M. Robinson
Stephen M. Robinson
Chief Financial Officer